Preliminary Proxy Statement
Subject to Completion

Special Meeting of Stockholders
TO BE HELD ON September 23, 2014

IMPORTANT SPECIAL MEETING INFORMATION

x
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Special Meeting Proxy Card
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A    Proposals — The Board of Directors recommends a vote “FOR” Proposals No. 1 and 2.
1. To approve the voluntary dissolution and liquidation of Affymax pursuant to a Plan of Liquidation in substantially the form attached to the accompanying proxy statement as Appendix A.
Mark here to vote FOR
Mark here to vote AGAINST
Mark here to ABSTAIN
2. To grant discretionary authority to the Board of Directors to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.
Mark here to vote FOR
Mark here to vote AGAINST
Mark here to ABSTAIN

B    Non-Voting items
Change of Address — Please print new address below

C    Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears heron. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
Date (mm/dd/yyyy) — Please print date below     Signature 1 — Please keep signature within the box Signature 2 — Please keep signature within the box
/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — AFFYMAX, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON September 23, 2014
The undersigned hereby appoints Mr. John A. Orwin, the Chairman of the Board of Directors of Affymax, Inc. (the “Company”), and Mark G. Thompson, the Chief Financial Officer and Secretary of the Company, and each of them, as proxies for the undersigned, with full power of substitution and revocation, to vote all of the shares of stock of the Company that the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Seaport Conference Center - Spinnaker Room, 459 Seaport Court, Redwood City, CA 94063 on September 23, 2014 at 10:00am Pacific time, and at any and all postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, on the following matters and in accordance with the following instructions, with discretionary authority as to any other business that may properly come before the meeting.
This proxy, when properly executed and returned, will be voted in the manner directed herein. If no direction is indicated, this proxy will be voted FOR to approve the voluntary dissolution and liquidation and to grant discretionary authority to the Board of Directors to adjourn the Special Meeting listed in Proposals No. 1 and 2 as more specifically described in the proxy statement, and in the discretion of the proxy holders upon any other business as may properly come before the Special Meeting of Stockholders or any adjournment or postponement thereof.
Please vote, date and promptly return this proxy card in the enclosed return envelope which is postage prepaid if mailed in the United States.